Exhibit 10.38

                              DEL WEBB CORPORATION



                                ANNE L. MARIUCCI

                              EMPLOYMENT AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page

1.       DEFINITIONS.........................................................  1

2.       TERM OF AGREEMENT; DUTIES...........................................  1
         (a)      Initial Term; Renewal; Employment Period Defined...........  1
         (b)      Duties.....................................................  1
         (c)      Employee Commitments.......................................  2
         (d)      Other Programs.............................................  2

3.       COMPENSATION........................................................  2
         (a)      Base Salary................................................  2
         (b)      Incentive and Benefit Plans................................  2
         (c)      Supplemental Executive Retirement Plan.....................  3

4.       CONFIDENTIALITY.....................................................  3

5.       TERMINATION DUE TO DEATH OR DISABILITY..............................  4
         (a)      Death......................................................  4
         (b)      Permanent Disability.......................................  4
         (c)      Salary Continuation........................................  4
         (d)      Lapse of Provisions........................................  5

6.       TERMINATION BY COMPANY..............................................  5
         (a)      Termination for Cause......................................  5
         (b)      "Cause" Defined............................................  5
         (c)      Termination Without Cause..................................  5

7.       TERMINATION BY EMPLOYEE.............................................  6
         (a)      General....................................................  6
         (b)      Good Reason Defined........................................  6
         (c)      Company May Cure Good Reason...............................  7
         (d)      Effect of Good Reason Termination..........................  7
         (e)      Effect of Termination without Good Reason..................  7

8.       SEVERANCE BENEFITS..................................................  8
         (a)      Eligibility................................................  8
         (b)      Severance Benefits.........................................  8
         (c)      Severance Period........................................... 10
         (d)      COBRA...................................................... 10
                                      - i -
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                                                                            Page


9.       CHANGE IN CONTROL OF COMPANY........................................ 10
         (a)      General.................................................... 10
         (b)      Eligibility to Receive a Severance Benefit................. 11
         (c)      Permanent Disability....................................... 11
         (d)      Change in Control Defined.................................. 11
         (e)      Good Reason Defined........................................ 13
         (f)      Notice of Termination by Employee.......................... 14
         (g)      Effect of Termination; Special Severance Benefits.......... 14
         (h)      Other Agreements........................................... 15
         (i)      Legal Expenses............................................. 16

10.      CEILING ON CHANGE IN CONTROL BENEFITS............................... 16
         (a)      General.................................................... 16
         (b)      Base Period Income......................................... 16
         (c)      Total Payments............................................. 16
         (d)      Procedural Matters......................................... 17

11.      COMPETITION......................................................... 18
         (a)      Restrictive Covenant....................................... 18
         (b)      Duration of Covenant....................................... 19
         (c)      Remedies; Reasonableness................................... 19
         (d)      Survival of Provision...................................... 19
         (e)      Competing Business......................................... 19
         (f)      Change in Control.......................................... 20

12.      DISPUTE RESOLUTION.................................................. 20
         (a)      Mediation.................................................. 20
         (b)      Arbitration................................................ 21
         (c)      Damages.................................................... 21
         (d)      Selection of Mediator or Arbitrators....................... 22
         (e)      Expenses................................................... 22

13.      BENEFIT AND BINDING EFFECT.......................................... 22

14.      NON-DISPARAGEMENT................................................... 22

15.      OTHER AGREEMENTS OF EMPLOYEE........................................ 23

16.      NOTICES............................................................. 23

                                                                            Page

17.      ENTIRE AGREEMENT.................................................... 23

18.      GOVERNING LAW....................................................... 23

19.      CAPTIONS............................................................ 24

20.      SEVERABILITY........................................................ 24

21.      MITIGATION.......................................................... 24

22.      TERMINATION OF EMPLOYMENT........................................... 24

23.      NO CONSTRUCTION AGAINST COMPANY..................................... 24

                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement (the "Agreement") is entered into as of the 11th day of April, 1997 between DEL WEBB CORPORATION, a Delaware corporation (the "Company"), and ANNE L. MARIUCCI (the "Employee").

1.       DEFINITIONS
         -----------

         Throughout this Agreement, certain defined terms will be identified by the capitalization of the first letter of the defined word or the first letter of each substantive word in a defined phrase. Whenever used, these terms will be given the indicated meaning.

2.       TERM OF AGREEMENT; DUTIES
         -------------------------

         (a)      Initial Term; Renewal; Employment Period Defined
                  ------------------------------------------------

         Employee shall be employed by Company for the duties set forth below for the period beginning on April 11, 1997 and ending on June 30, 1998 (the "Initial Term"), unless sooner terminated in accordance with the provisions of this Agreement. This Agreement shall be automatically renewed at the end of the Initial Term for additional one-year periods commencing on each July 1 and ending on the next following June 30 ( a "Renewal Term"), unless either party serves notice of desire to terminate or modify this Agreement on the other. Such notice must be given at least 30 days before the end of the Initial Term or the applicable Renewal Term.

         The period of time commencing as of the first day of the Initial Term and ending on the effective date of the termination of employment of Employee under this or any successor agreement shall be referred to as the "Employment Period".

         (b)      Duties
                  ------

         Employee shall be employed as a Senior Vice President of Company. As Senior Vice President, Employee shall oversee the master planned communities within the conventional building arm of the Company. Her responsibilities encompass, but are not limited to, the duties and responsibilities described in the Job Description on file as of the date hereof with Company, including strategic planning, scheduling, ongoing economic evaluation, and management of the current Terravita community, subsequent Terravita operations and The Villages. Employee also shall perform such additional duties related to the business and affairs of Company and its Subsidiaries as may be delegated to her from time to time by the Board of Directors of Company (the "Board") or Company's Chief Executive Officer. Any additional duties delegated to Employee shall be reasonably consistent with Employee's position. For purposes of this

Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture, or other entity in which Company directly or indirectly has a 20% or greater equity interest.

         (c)      Employee Commitments
                  --------------------

         Employee agrees that she will faithfully, industriously, and to the best of her ability, experience, and talents, perform all of the duties that may be required of and from her and fulfill all of her responsibilities hereunder pursuant to the express and explicit terms hereof, to the reasonable satisfaction of the Board and the Chief Executive Officer of Company. Employee also agrees that she will devote substantially all of her undivided time, attention, knowledge, and skills, during customary business hours, to the business and interests of Company, subject to such reasonable vacations and sick leave as are provided under the general policies of Company, as they may exist from time to time, and consistent with past practice.

         (d)      Other Programs
                  --------------

         As a general rule, this Agreement is intended to supplement and enhance the rights and benefits available to Employee as a senior executive officer of the Company. Accordingly, unless this Agreement or any other agreement or plan of Company specifically indicates otherwise, none of the rights and benefits provided to Employee pursuant to this Agreement are intended to replace the rights and benefits made available generally to other senior executive officers of the Company.

3.       COMPENSATION
         ------------

         Employee shall receive the following compensation for services:

         (a)      Base Salary
                  -----------

         Employee shall receive "Base Salary" at the rate of $190,000 per year. Base Salary shall be payable as nearly as possible in equal bi-weekly installments (or in such other installments as the Company shall determine). The Base Salary may be adjusted from time to time in accordance with the procedures established by Company for salary adjustments for executive officers.

         (b)      Incentive and Benefit Plans
                  ---------------------------

         Employee shall participate in any incentive compensation plans maintained by the Company for "Senior Executive Officers", as such term is defined below. For the 1996-1997 fiscal year, Employee's "Target Bonus", as that term is customarily used in conjunction with the Company's Annual Management Incentive Plan (the "MIP"), shall be 60% of Employee's Base Salary, with the actual amount of the bonus payment to be determined in accordance with all of the terms and provisions of the MIP, as it may be amended from time to time. The Employee's

Target Bonus, and all other terms and conditions of Employee's participation in the MIP (including other bonus levels and performance goals) may be changed from time to time by the Company's Board of Directors or a Committee thereof in the exercise of its discretion. Employee also shall have the right to participate in any and all pension or profit sharing plans, stock purchase plans, executive retirement plans, any annuity or group benefit plans and any medical plans and other benefit plans that are now or in the future may be maintained by Company for its Senior Executive Officers, all in accordance with the terms and conditions of the plans. Company will provide Employee with an automobile and an active membership in a country club of Employee's choice in accordance with the policies and practices applicable to Senior Executive Officers. The automobile and country club policies for Senior Executive Officers may be modified from time to time. For purposes of this Agreement, the term "Senior Executive Officer" includes any Del Webb Corporation Executive Vice President, Senior Vice President or Vice President.

         (c)      Supplemental Executive Retirement Plan
                  --------------------------------------

         Employee is a participant in the Company's Supplemental Executive Retirement Plan No. 2 (the "SERP"). A new SERP Participation Agreement shall be entered into between Employee and Company pursuant to which Employee shall receive enhanced treatment for purposes of the SERP.


4.       CONFIDENTIALITY
         ---------------

         Employee covenants and agrees to hold in strictest confidence, and not disclose to any person, firm or corporation, without the express written consent of Company, any and all of Company's or any Subsidiary's "Confidential Information". The term "Confidential Information" includes, but is not limited to, information and documents concerning Company's or any Subsidiary's business, customers, and suppliers, market methods, files, trade secrets, or other
"know-how" or techniques or information not of a published nature which shall come into her possession, knowledge, or custody concerning the business of Company or any Subsidiary, except as such disclosure may be required by law or in connection with Employee's employment hereunder. The term "Confidential Information" does not include any material that Company has already disclosed to the public and is in the public domain. This covenant and agreement of Employee shall survive this Agreement and continue to be binding upon Employee after the expiration or termination of this Agreement, whether by passage of time or otherwise so long as such information and data shall remain confidential.

         Employee acknowledges that, in the event of her breach of the confidentiality provisions of this Section 4, money damages will not sufficiently compensate Company or the applicable Subsidiary for its injury. Employee accordingly agrees that in addition to such money damages, Employee may be restrained and enjoined from continuing breach of the provisions of this

Section 4 without any bond or other security. Employee also acknowledges that any breach of this Section 4 would result in irreparable damage to Company or the applicable Subsidiary.

5.       TERMINATION DUE TO DEATH OR DISABILITY
         --------------------------------------

         (a)      Death
                  -----

         This Agreement shall terminate upon Employee's death. Employee's estate shall be entitled to receive the Base Salary due through the date of her death. In addition, Employee's Base Salary (as determined pursuant to Section 3) as in effect at the time of her death will be continued for a period of 12 calendar months following the date of her death. The continued salary payments will be made to Employee's spouse, if Employee is married and living with Employee's spouse on the date of death. If Employee is not married and living with Employee's spouse on the date of death, the continued salary payments will be made to Employee's estate. Payments under this paragraph may be made to a designated beneficiary, in lieu of Employee's estate, where Employee has made a written request to Company designating a beneficiary, and the Company, in its discretion, has approved the requested designation made by Employee. The death benefit provided pursuant to this Section 5 replaces and supersedes any Executive Spouse Benefit provided generally to executives of Company.

         (b)      Permanent Disability
                  --------------------

         At Company's option, this Agreement also shall terminate in the event of Employee's "Permanent Disability" upon notice in writing to Employee to that effect. For purposes of this Agreement, "Permanent Disability" shall mean that because of physical or mental illness or disability, with or without accommodation, Employee shall have been continuously unable to perform her duties hereunder for a consecutive period of 180 days.

         If this Agreement is terminated due to Employee's Permanent Disability, Employee shall receive the Severance Benefits provided by Section 8.

         (c)      Salary Continuation
                  -------------------

         If Employee is absent from work and unable to perform her duties due to physical or mental illness or disability, Employee shall continue to receive Base Salary until such time as this Agreement is terminated. Company may not terminate her Agreement without Cause pursuant to Section 6(c) during the period of absence. Rather, Company may only terminate this Agreement because of Permanent Disability pursuant to Section 5(b) or for Cause pursuant to Section 6(a). The period of time during which Employee's Base Salary is continued pursuant to this Section 5(c) shall be charged against Employee's available sick leave and then against Employee's available vacation.

         (d)      Lapse of Provisions
                  -------------------

         This Section 5 shall cease to apply following the termination of Employee's employment pursuant to Sections 6, 7, or 9.

6.       TERMINATION BY COMPANY
         ----------------------

         (a)      Termination for Cause
                  ---------------------

         Company may terminate this Agreement for "Cause" upon written notice to Employee. If Company terminates this Agreement for "Cause", Employee shall be entitled to receive her Base Salary through the effective date of her termination. Employee's entitlement to receive any other amount shall be determined in accordance with the provisions of any incentive or benefit plans in which Employee participates on the effective date of the termination.

         (b)      "Cause" Defined
                  ---------------

         Termination of this Agreement for "Cause" shall mean (i) breach of any material provision of this Agreement by Employee which is not cured within a reasonable time after receipt by Employee of written notice of such breach from Company, or (ii) conviction, by a court of competent jurisdiction, of Employee of any felony or any other crime involving gross depravity or dishonesty.

         (c)      Termination Without Cause
                  -------------------------

         Termination of this Agreement by Company for reasons other than (i) death, (ii) Permanent Disability, (iii) Cause, or (iv) upon expiration of the Initial Term or any Renewal Term shall be referred to as a termination "without Cause". If this Agreement is terminated without Cause, Employee is entitled to receive 30 days advance written notice. This Agreement shall continue during such notice period. The termination of this Agreement shall be effective on the 30th day (the "Termination Date") following the day on which the notice is given (the "Notice Date"). In the exercise of its discretion, the Company may place Employee on a paid administrative leave during all or any part of the 30-day notice period. During such administrative leave, Company may bar Employee from access to any Company facility or may allow such access on such terms as Company deems appropriate. If this Agreement is terminated without Cause, Employee shall be entitled to receive the Severance Benefits provided by Section 8.

7.       TERMINATION BY EMPLOYEE
         -----------------------

         (a)      General
                  -------

         Employee may terminate this Agreement at any time, with or without "Good Reason". If Employee terminates this Agreement without "Good Reason", Employee shall provide Company with 60 days advance written notice. If Employee terminates this Agreement with Good Reason, Employee shall provide Company with 30 days advance written notice, which notice shall clearly identify the action or omission that Employee claims gives rise to Good Reason for termination of this Agreement. In order to terminate this Agreement for Good Reason, the notice of termination must be given to Company by Employee within 30 days of Employee's receipt of notice, whether written or oral, or actual knowledge of the action or omission that gave rise to Employee's Good Reason for termination. The termination of this Agreement shall be effective on the last day of the required notice period (the "Termination Date"). In the exercise of its discretion, the Company may place Employee on a paid administrative leave during all or any part of the 30-day or 60-day notice period. During such administrative leave, the Company may bar Employee from access to any Company facility or may allow such access on such terms as Company deems appropriate.

         (b)      Good Reason Defined
                  -------------------

         For purposes of this Agreement, "Good Reason" shall mean and include any of the following:

                  (1)      Without  Employee's  express  written  consent,   the
                           assignment to her of any duties that are not reasonably consistent with her positions, duties, responsibilities, and status with Company as in effect on the "Relevant Date", or demotion, or a change in her titles or offices as in effect on the Relevant Date (except as specifically contemplated by this Agreement), or any removal of her from or any failure to re-appoint or re-elect her to any of such positions, except in connection with the termination of this Agreement for Cause, Permanent Disability, as a result of her death, by her other than for Good Reason, or by Company upon the expiration of the Initial Term or any applicable Renewal Term.

                  (2) A reduction by Company in Employee's Base Salary as in effect on the date hereof or as the same may be increased from time to time, other than a reduction of no more than 15% which applies to all Senior Executive Officers of Company.

                  (3) The taking of any action by Company which would adversely affect Employee's participation in or materially reduce her benefits under any thrift, incentive, or compensation plan, or any pension, life insurance, health and accident or disability plan in which Employee is participating on the Relevant Date, whether such plan is qualified for favorable tax treatment or otherwise, unless a comparable replacement program is offered to Employee or unless such action applies to all Senior Executive Officers.

                  (4) The termination of this Agreement by Company without Cause or any attempted termination by Company purportedly for Cause if it is thereafter determined that Cause did not exist under this Agreement with respect to the termination.

                  (5) Breach of any material provisions of this Agreement by Company.

For purposes of this Section 7, the "Relevant Date" is the date of execution of this Agreement. For purposes of Section 9 , the "Relevant Date" is the date specified in Section 9(e).

         (c)      Company May Cure Good Reason
                  ----------------------------

         Within the 30 day notice period called for by Section 7(a), Company may rescind or otherwise cure any action or omission relied upon by Employee as constituting Good Reason for termination. If Company rescinds or otherwise cures such action or omission within this period, Employee's notice of termination will be automatically withdrawn and this Agreement will continue.

         (d)      Effect of Good Reason Termination
                  ---------------------------------

         If Employee terminates this Agreement for Good Reason, Employee shall be entitled to receive the Severance Benefits provided by Section 8 to the same extent as if this Agreement had been terminated by Company without Cause.

         (e)      Effect of Termination without Good Reason
                  -----------------------------------------

         If Employee terminates this Agreement without Good Reason, Employee shall be entitled to receive her Base Salary through the effective date of her termination. Employee's entitlement to receive any other amount shall be determined in accordance with the provisions of any incentive or benefit plans in which Employee participates on the effective date of the termination.

8.       SEVERANCE BENEFITS
         ------------------

         (a)      Eligibility
                  -----------

         Employee shall be eligible and entitled to receive the Severance Benefits provided by paragraph (b) if Employee's employment is terminated due to Permanent Disability pursuant to Section 5(b), if this Agreement is terminated by Company without Cause pursuant to Section 6(c), or if this Agreement is terminated by Employee for Good Reason pursuant to Section 7. In addition, Employee shall be eligible and entitled to receive the Severance Benefits provided by paragraph (b) if the Company notifies Employee of its desire to terminate this Agreement pursuant to Section 2(a) and at the time such notice is given the Company does not have "Cause" to terminate Employee's employment pursuant to Section 6. Similarly, if Company notifies Employee of its desire to modify this Agreement and such modification provides Employee with "Good Reason" to terminate this Agreement pursuant to Section 7 and Employee rejects such modification, Employee shall be entitled to receive the Severance Benefits called for by paragraph (b).

         (b)      Severance Benefits
                  ------------------

         The "Severance Benefits" to which an eligible Employee shall be entitled pursuant to this section are limited to the following payments, benefits and reimbursements, which will continue throughout the "Severance Period" referred to in Section 8(c):

                  (1) Company will continue to pay Employee her Base Salary as set forth in Section 3 (or as it may be adjusted from time to time), in equal bi-weekly installments.

                  (2) Company also shall make a single "Incentive Compensation Payment" to Employee. The "Incentive Compensation Payment" shall equal the amount that would have been payable to Employee pursuant to all of the terms and provisions of the Company's MIP, as it may be amended or replaced from time to time, had Employee's employment continued until the end of the fiscal year of the Company in which Employee's Termination Date occurs. (This payment shall be in addition to any payment for a prior fiscal year which has not yet been paid.) For purposes of calculating the amount that would have been due to Employee pursuant to the MIP (i) any provision of the MIP requiring continued employment will be disregarded;
                           (ii) the Company shall assume that Employee's Base Salary would continue throughout the end of such fiscal year at the same rate in effect on the Termination Date; (iii) the actual performance of the Company shall be utilized; (iv) the Company shall assume that any subjective performance criteria or requirements were satisfied; and (v) all other factors impacting the calculation of the amounts due will be determined by the Company's Board of Directors or a Committee thereof in the exercise of its discretion. The Incentive Compensation Payment will be paid at the same time as similar payments are paid to active employees. The Employee shall not be entitled to receive any compensation or grants pursuant to the Company's Long Term Incentive Plan, or any successor plan or program, following the Termination Date.

                  (3) Company also intends that life, disability, accident and group health benefits and coverages (each an "Insurance Benefit" and collectively the "Insurance Benefits") substantially similar to those which Employee was receiving immediately prior to the Notice Date be made available to Employee following the Notice Date, but Company does not intend to duplicate Insurance Benefits provided by a successor employer. If and to the extent that and so long as such Insurance Benefits (or an Insurance Benefit) is not provided by a successor employer, Company will arrange to provide such Insurance Benefit or Insurance Benefits to Employee at a cost to Employee of not more than the cost to Employee of similar coverage immediately prior to the Notice Date. If an Insurance Benefit is not provided by a successor employer and Company, after a good faith effort, is unable to provide continued coverage to Employee with respect to one or more of such Insurance Benefits because of restrictions imposed by any insurance carrier that provides such Insurance Benefit or Benefits, in lieu of the unavailable Insurance Benefit or Benefits Company may pay Employee a monthly amount equal to 150% of the Company's share of the cost of providing such unavailable Insurance Benefit or Benefits to comparable executives in comparable circumstances. Such cost shall be determined conclusively by Company. Employee shall provide Company with such information concerning the Insurance Benefits provided to Employee by a successor employer as Company shall reasonably request and Company may decline to provide any Insurance Benefits to Employee unless and until
                           Employee provides such information. Whether a particular Insurance Benefit provided by a successor employer is "substantially similar" to a benefit provided to Employee prior to the Notice Date shall be determined by Company in the exercise of its discretion.

                  (4) Company will continue to provide Employee with an automobile and an active membership in a country club in accordance with Section 3(b) and the policies and practices applicable to Senior Executive Officers, as such policies may be modified from time to time.

                  (5) Any stock options to purchase Common Stock of Company or stock appreciation rights relating to Common Stock of Company held by Employee on the Notice Date, which are not at the Notice Date currently exercisable but which would become exercisable within 12 months from the Termination Date if Employee's employment were continued, shall on the Notice Date automatically become exercisable and shall remain exercisable for 90 days thereafter.

                  (6) All shares of Common Stock of Company held by Employee under any Restricted Stock Plan which are subject to restrictions on the Notice Date shall, as of the Notice Date, automatically become free of all restrictions if and to the extent that such restrictions would have lapsed within 12 months of the Termination Date if Employee's employment were continued.

         (c)      Severance Period
                  ----------------

         The Severance Benefits will continue throughout the "Severance Period". Generally, the Severance Period will be the 12 month period beginning on the Termination Date. If the Severance Benefits are due because this Agreement was not renewed by the Company, the Severance Period will be the 12 month period beginning on Employee's last day of active work.

         (d)      COBRA
                  -----

         Employee has the right to continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). The COBRA continuation period shall commence on Employee's Termination Date, but Company may be obligated to pay a portion of the cost of continued health care coverage during the Severance Period pursuant to Section 8(b)(3).

9.       CHANGE IN CONTROL OF COMPANY
         ----------------------------

         (a)      General
                  -------

         The Board recognizes that the continuing possibility of a "Change in Control" of Company is unsettling to Employee and other senior executives of Company. Therefore, the arrangements set forth below are being made to help assure a continuing dedication by Employee to her duties to Company, notwithstanding the occurrence or potential occurrence of a "Change in Control." In particular, the Board believes it important, should Company receive proposals from third parties with respect to its future, to enable Employee, without being influenced by the uncertainties of her own situation, to assess and advise the Board whether such proposals would be in the best interests of Company and its stockholders and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board also wishes to demonstrate to executives of Company that Company is concerned with the welfare of its executives and intends to see that loyal executives are treated fairly.

         (b)      Eligibility to Receive a Severance Benefit
                  ------------------------------------------

         In view of the foregoing and in further consideration of Employee's continued employment with Company, Company agrees that if a Change in Control of Company occurs during the Initial Term or any Renewal Term Employee shall be entitled to the special severance benefits provided in subparagraph (g) of this
Section 9 if prior to the expiration of 24 months after the Change in Control of Company Employee terminates her employment with Company for Good Reason or Company terminates Employee's employment without Cause. If Employee triggers the application of this Section by terminating employment for Good Reason, she must do so within 120 days following Employee's actual knowledge or receipt of notice, whether written or oral, of the occurrence of the last event that constitutes Good Reason.

         (c)      Permanent Disability
                  --------------------

         Any attempted termination of Employee's employment by Company for reasons of Permanent Disability pursuant to Section 5(b) following a Change in Control shall be treated as a termination by Company without Cause unless Employee is approved for and receives long term disability payments under Company's long term disability plan. In addition, following a Change in Control this Agreement may not be terminated pursuant to Section 5(b) due to Employee's Permanent Disability unless the incapacity giving rise to the Permanent Disability occurs prior to the occurrence of an event that might cause amounts to be payable to Employee pursuant to this Section 9. Once payments begin pursuant to this Section 9, this Agreement may not be terminated by Company pursuant to Section 5(b) due to Permanent Disability and any payments due pursuant to this Section 9 shall not cease or diminish on account of Employee's Permanent Disability.

         (d)      Change in Control Defined
                  -------------------------

         For purposes of this Agreement, a "Change in Control" shall include both an "Actual Change in Control" and a "Potential Change in Control".

         An "Actual Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                  (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

         A "Potential Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Company enters into an agreement, the consummation of which would result in the occurrence of an Actual Change in Control;

                  (2) Any person (including Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (3) Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company who is or becomes the beneficial owner, directly or indirectly, of securities of Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases such person's beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or

                  (4) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

         (e)      Good Reason Defined
                  -------------------

         For purposes of this Section, "Good Reason" shall have the meaning assigned to it in Section 7, with the following modifications:

                  (1) The "Relevant Date" shall be the day prior to the Change in Control.

                  (2)      Paragraph (2) of Section 7(b) shall read as follows:

                                    A reduction  by Company in  Employee's  Base
                                    Salary as in effect on the date hereof or as the same may be increased from time to time.

                  (3)      Paragraph (3) of Section 7(b) shall read as follows:

                                    The failure by Company to continue in effect
                                    any thrift, incentive, or compensation plan,
                                    or any pension,  life insurance,  health and
                                    accident   or   disability   plan  in  which
                                    Employee is  participating  on the  Relevant
                                    Date,  whether  such plan is  qualified  for
                                    favorable tax  treatment or  otherwise,  (or
                                    plans providing  Employee with substantially
                                    similar benefits),  the taking of any action
                                    by  Company  which  would  adversely  affect
                                    Employee's  participation  in or  materially
                                    reduce her benefits  under any of such plans
                                    or  deprive  her  of  any  material   fringe
                                    benefit enjoyed by her as
                                    of the Relevant  Date or any later date,  or
                                    the   failure  of  the  Company  to  provide
                                    Employee with the number of paid vacation days to which Employee is then entitled on the basis of her years of service with the Company in accordance with the Company's normal vacation policy as in effect on the Relevant Date;

                  (4) Two additional elements of Good Reason shall be added as follows:

                           (6) Employee is assigned to, or Company's office at which Employee is principally employed on the Relevant Date is relocated to, a location which would require a round-trip commute to work from Employee's principal residence on the Relevant Date of more than 100 miles per day.

                           (7) Failure of Company to obtain an agreement satisfactory to Employee from any successor to the business, or substantially all the assets, of Company to assume this Agreement or issue a substantially similar agreement.

         (f)      Notice of Termination by Employee
                  ---------------------------------

         Any termination by Employee under this Section 9 shall be communicated by written notice to Company which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         (g)      Effect of Termination; Special Severance Benefits
                  -------------------------------------------------

         If Employee is entitled to receive a special severance benefit pursuant to Section 9(b) hereof, Company will provide Employee with the following special severance benefits in addition to the Severance Benefits to which Employee is entitled pursuant to Section 8:

                  (1) Within five days following Employee's termination, a lump sum severance payment will be made to Employee. The lump sum severance payment shall be in an amount equal to: (i) 2.5 times Employee's yearly Base Salary as set forth in Section 3 or as it may be increased from time to time; plus (ii) the greatest of (a) 2.5 times the average annual incentive compensation paid to Employee pursuant to the MIP (or any predecessor or successor plan) during the five fiscal years preceding the fiscal year in which the Change in Control occurs, or (b) an amount equal to 100% of the incentive compensation paid to Employee pursuant to the MIP (or any predecessor or successor plan) during the 12 month period prior to the Termination Date, or (c) an amount equal to 35% of Employee's Base Salary as set forth in Section 3 or as it may be increased from time to time; minus
                           (iii) the total amounts due to Employee, if any, pursuant to Sections 8(b)(1) and (2).

                  (2) The amounts due to Employee pursuant to Sections 8(b)(1) and (2) will be accelerated and paid to Employee in one lump sum within five days following Employee's termination without any discount for early payment. For purposes of calculating the amounts due to Employee pursuant to Section 8(b)(2) the Company shall assume that the Company's performance and all other relevant factors for all future fiscal years will be the same as for the fiscal year prior to the fiscal year in which the Change in Control occurs.

                  (3) The benefits provided by Sections 8(b)(3) and 8(b)(4) shall be provided for 30 months following Employee's Termination Date rather than for the period specified in Section 8(c). In lieu of all fringe benefits other than those referred to in Sections 8(b)(3) and (4), Employee shall receive a lump sum payment equal to 20% of Employee's Base Salary as set forth in Section 3 as it may be increased from time to time.

                  (4) Any stock options to purchase Common Stock of Company or stock appreciation rights relating to Common Stock of Company held by Employee on the Notice Date, which are not at the Notice Date currently exercisable and which do not become exercisable pursuant to Section
                           8(b)(5), shall on the Notice Date automatically become exercisable and shall remain exercisable for 90 days thereafter.

                  (5) All shares of Common Stock of Company held by Employee under any Restricted Stock Plan which on the Notice Date are subject to restrictions which do not lapse pursuant to Section 8(b)(6) shall, as of that date, automatically become free of all restrictions.

Company shall amend, if necessary, any option or restricted stock agreements entered into between Company and Employee to be consistent with paragraphs (4) and (5).

         (h)      Other Agreements
                  ----------------

         On execution of this Agreement, the letter agreement between Employee and Company concerning change in control benefits dated May 20, 1988 (which was subsequently amended on January 12, 1989), shall be null and void and of no further force or effect. Nothing in this

Agreement is intended to modify any change of control provisions or protections provided to Employee by the SERP.

         (i)      Legal Expenses
                  --------------

         If Employee, at any time, takes any legal action against Company for breach of this Section 9 or Section 10, Company shall reimburse Employee for all costs and expenses incurred by Employee to pursue such legal action, regardless of the outcome, unless the arbitrators appointed pursuant to Section 12(d) find Employee's action to have been frivolous and without merit. Although the dispute resolution provisions of Section 12 shall apply to any legal action involving a breach of this Section 9 and Section 10, the provisions of this Section 9(i) shall supersede conflicting provisions of Section 12(e).

10.      CEILING ON CHANGE IN CONTROL BENEFITS
         -------------------------------------

         (a)      General
                  -------

         The Internal Revenue Code (the "Code") places significant tax burdens on Employee and Company if the total payments made to Employee due to a Change in Control exceed prescribed limits. In order to avoid this excise tax and the related adverse tax consequences for Company, by signing this Agreement Employee agrees that the present value of her "Total Payments" (as defined below) under this Agreement or any other agreement or arrangement with Company will not exceed an amount equal to two and ninety-nine hundredths (2.99) times her "Base Period Income" (as defined below). This is the maximum amount which Employee may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which Company may pay without loss of deduction under Section 280G of the Code.

         (b)      Base Period Income
                  ------------------

         "Base Period Income" is an amount equal to Employee's "annualized includible compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder. Generally, Employee's "annualized includible compensation" is the average of her annual taxable income from Company for the "base period", which is the five calendar years prior to the year in which the Change in Control occurs. All of the rules set forth in the applicable regulations apply for purposes of determining Employee's Base Period Income, her "annualized includible compensation", and her "base period".

         (c)      Total Payments
                  --------------

         The "Total Payments" include the amount payable pursuant to Section 9(g) and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for Employee's benefit, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

         (d)      Procedural Matters
                  ------------------

         If Company believes that these rules will result in a reduction of the payments to which Employee is entitled under this Agreement, it will so notify Employee within 60 days following the Termination Date. Employee and Company will then, at Company's expense, retain legal counsel, certified public accountants, and/or a firm of recognized executive compensation consultants to provide an opinion or opinions concerning whether the Total Payments exceed the limit discussed above.

         Company will select the legal counsel, certified public accountants and executive compensation consultants. If Employee does not accept one or more of the parties selected by Company, Employee may provide Company with the names of legal counsel, certified public accountants and/or executive compensation consultants acceptable to Employee. If Company does not accept the party or parties selected by Employee, the legal counsel, certified public accountants and/or executive compensation consultants selected by Employee and Company, respectively, will select the legal counsel, certified public accountants and/or executive compensation consultants to provide the opinions required. At a minimum, the opinions required by this Section must set forth (1) the amount of Employee's Base Period Income, (2) the present value of the Total Payments and
(3) the amount and present value of any excess parachute payments.

         If the opinions state that there would be an excess parachute payment, Employee's payments under this Agreement will be reduced to the extent necessary to eliminate the excess. Employee will be allowed to choose the payment that should be reduced or eliminated, but the payment Employee chooses to reduce or eliminate must be a payment determined by such counsel to be includible in Total Payments. Employee will make her decision in writing and deliver it to Company within 30 days of receipt of such opinions. If Employees fails to so notify Company, Company will decide which payments to reduce or eliminate.

         If the legal counsel or certified public accountants selected to provide the opinions referred to above so requests in connection with the opinion required by this Section, a firm of recognized executive compensation consultants, selected by Employee and Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel or certified public accountants may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered before or after the Change in Control.

         If Company believes that Employee's Total Payments will exceed the limitations of this Section, Company shall provide Employee with a detailed explanation of the basis for its conclusion. Company then shall make payments to Employee, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitations. The balance, if any, will then be paid after the opinions called for above have been received.

         If the Internal Revenue Service concludes in a final determination that the amounts paid to Employee exceed the limitations of this Section, as a general rule, the excess will be treated as a loan to Employee by Company, and shall be repayable on the 90th day following demand by Company, together with interest at the "applicable federal rate" provided in Section 1274(d) of the Code.

         In the event that the provisions of Section 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

11.      COMPETITION
         -----------

         (a)      Restrictive Covenant
                  --------------------

         In consideration of Company's agreements contained herein and the payments to be made by it to Employee pursuant hereto, Employee agrees that, during the duration of this restrictive covenant she will not:

                  (1) Without the prior written consent of the Board of Directors of Company, engage in a Competing Business within 100 miles of the outer boundaries of any Standard Metropolitan Statistical Area (or such lesser geographical area as may be set by a court of competent jurisdiction or an arbitrator) in which any of the businesses of Company are being conducted on the date of termination of this Agreement or within 100 miles of the outer boundaries of any Standard Metropolitan Statistical Area (or such lesser geographical area as may be set by a court of competent jurisdiction or an arbitrator) in which the Company's strategic plan or any replacement plan (the "Strategic Plan"), as in effect on the earlier of the date of the competitive activity by Employee or the date of termination of this Agreement, discusses the possibility of Company conducting business within two years following the date of termination of this Agreement; or

                  (2) Directly or indirectly, for herself, or on behalf of, or in conjunction with, any other person or entity, seek to hire and/or hire any individual who was employed by Company or any Subsidiary immediately prior to such hiring or solicitation or during the prior one-year period.

         (b)      Duration of Covenant
                  --------------------

         Generally,  this  restrictive  covenant  shall apply during the Initial
Term and any Renewal Term and for the one-year period following the date of termination of this Agreement and any renewals thereof (or such lesser period as may be set by a court of competent jurisdiction or an arbitrator). If the Competing Business in which Employee engages or intends to engage is a business involving the development or management of an age-restricted community, however, the limitations of Section 11(a)(1) shall apply during the Initial Term, any Renewal Term and for the two-year period following the date of the termination of this Agreement and any renewals thereof (or such lesser period as may be set by a court of competent jurisdiction or an arbitrator). This Restrictive Covenant shall not apply should the Agreement terminate on or after the date on which Employee attains age 65.

         (c)      Remedies; Reasonableness
                  ------------------------

         Employee acknowledges and agrees that a breach by Employee of the provisions of this Section will constitute such damage as will be irreparable and the exact amount of which will be impossible to ascertain and, for that reason, agrees that Company will be entitled to an injunction restraining and enjoining Employee from violating the provisions of this Section. The right to an injunction shall be in addition to and not in lieu of any other remedy available to Company for such breach or threatened breach, including the recovery of damages from Employee.

         Employee expressly acknowledges and agrees that (i) this Restrictive Covenant is reasonable as to time and geographical area and does not place any unreasonable burden upon her; (ii) the general public will not be harmed as a result of enforcement of this restrictive covenant; and (iii) Employee understands and hereby agrees to each and every term and condition of this Restrictive Covenant.

         (d)      Survival of Provision
                  ---------------------

         Termination of this Agreement, whether by passage of time or any other cause, shall not constitute a waiver of Company's rights under this Section 11, nor a release of Employee from her obligations thereunder.

         (e)      Competing Business
                  ------------------

         For purposes of this Agreement, Employee shall be deemed to be engaged in a "Competing Business" if, in any capacity, including but not limited to proprietor, partner, officer, director, or employee, she engages or participates, directly or indirectly, in the operation, ownership, or management of any proprietorship, partnership, corporation, or other business entity which competes, in whole or in part, with the then actual business of Company or any business contemplated by Company's Strategic Plan as in effect on the earlier of the date of the competitive activity by Employee or the date of termination of this Agreement. Indirect participation in the operation or ownership of any such entity shall include any investment by Employee in any such entity, by way of loan, guaranty, or stock ownership (other than ownership of 1% or less of any class of equity or other securities of a company which is listed and regularly traded on any national securities exchange or which is regularly traded over-the-counter). Employee shall not be deemed to be engaged in a "Competing Business" if, in any capacity enumerated above, she engages or participates, directly or indirectly, in the operation, ownership, or management of any proprietorship, partnership, corporation, or other business entity where Employee or the business entity in which she may be involved, either directly or indirectly, and together with any related individuals or entities, builds fewer than 25 homes per calendar year (with the number of homes to be determined by the number of permits pulled for such homes). At the written request of Employee from time to time, Company shall furnish Employee with a written description of the business or businesses in which Company is then actively engaged.

         (f)      Change in Control
                  -----------------

         The provisions of this Section shall lapse and be of no further force or effect if Employee's employment is terminated by Company without Cause, or by Employee for Good Reason following a Change in Control, or if Company gives notice that it is involved in voluntary liquidation proceedings pursuant to Chapter 7 of the United States Bankruptcy Code (11 U.S.C. ss.701 et seq.) or that the trustee has been ordered by the United States Bankruptcy Court, pursuant to a final and non-appealable order, to cease Company's operations pursuant to 11 U.S.C. ss.1174 of the United States Bankruptcy Code.

12.      DISPUTE RESOLUTION
         ------------------

         (a)      Mediation
                  ---------

         Any and all disputes arising under, pertaining to or touching upon this Agreement or the statutory rights or obligations of either party hereto, shall, if not settled by negotiation, be subject to non-binding mediation. Excepted from this Section 12 is the right of Company or Employee to seek preliminary judicial relief with respect to a dispute should such action be necessary to avoid immediate, irreparable harm or damage pending the proceedings provided for in this Section 12. Mediation shall be before an independent mediator selected by the parties pursuant to Section 12(d). Any demand for mediation shall be made in writing and served upon the other party to the dispute, by certified mail, return receipt requested, at the address specified in Section 16. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation hearing will occur at a time and place convenient to the parties in Maricopa County, Arizona, within 30 days of the date of selection or appointment of the mediator.

         (b)      Arbitration
                  -----------

         In the event that the dispute is not settled through mediation, the parties shall then proceed to binding arbitration before a panel of three independent arbitrators selected pursuant to Section 12(d). The mediator shall not serve as an arbitrator. ALL DISPUTES INVOLVING ALLEGED UNLAWFUL EMPLOYMENT DISCRIMINATION, TERMINATION BY ALLEGED BREACH OF CONTRACT OR POLICY, OR ALLEGED EMPLOYMENT TORT COMMITTED BY COMPANY OR A REPRESENTATIVE OF COMPANY, INCLUDING CLAIMS OF VIOLATIONS OF FEDERAL OR STATE DISCRIMINATION STATUTES OR PUBLIC POLICY, SHALL BE RESOLVED PURSUANT TO THIS SECTION 12 AND THERE SHALL BE NO RECOURSE TO COURT, WITH OR WITHOUT A JURY TRIAL, EXCEPT AS PROVIDED IN SECTION 12(a). The arbitration hearing shall occur at a time and place convenient to the parties in Maricopa County, Arizona, within 30 days of selection or appointment of the last of the three arbitrators. If Company has adopted a policy that is applicable to arbitrations with executives, the arbitration shall be conducted in accordance with said policy to the extent that the policy is consistent with this Agreement and the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. If no such policy has been adopted, the arbitration shall be governed by the then current National Rules for the Resolution of Employment Disputes of the American Arbitration Association or its successor. Notwithstanding any provisions in such rules to the contrary, the arbitrators shall issue findings of fact and conclusions of law, and an award, within 15 days of the date of the hearing unless the parties otherwise agree.

         (c)      Damages
                  -------

         In case of breach of contract or policy, damages shall be limited to contract damages. In cases of intentional discrimination claims prohibited by statute, the arbitrators may direct payment consistent with the applicable statute. In cases of employment tort, the arbitrators may award punitive damages if proved by clear and convincing evidence. Issues of procedure, arbitrability, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, except that Court review of the arbitrators' award shall be that of an appellate court reviewing a decision of a trial judge sitting without a jury.

         The arbitrators may not award reinstatement. Instead, if the arbitrators find that the termination by Company was not for Permanent Disability or not for Cause or that the termination by Employee was for Good Reason, Employee shall only be entitled to the Severance Benefits provided by
Section 8 (or the special Change in Control severance benefits provided by Section 9 in the event of a Change in Control), and, in either case, payment of her reasonable legal expenses in such arbitration. Until a final, binding determination has been entered relieving Company of its duty to provide payments hereunder, Company shall pay Employee all amounts to which she would be entitled under Section 8 if a Change in Control has not occurred or Section 9 if a

Change in Control has occurred, calculated in either case on the assumption that Employee's employment had been terminated without Cause.

         (d)      Selection of Mediator or Arbitrators
                  ------------------------------------

         The parties shall select the mediator from a panel list made available by the Association. If the parties are unable to agree to a mediator within ten days of receipt of a demand for mediation, the mediator will be chosen by alternatively striking from a list of five mediators obtained by Company from the Association. Employee shall have the first strike.

         The parties also shall select the arbitrators from a panel list made available by the Association. Company and Employee each shall select one arbitrator from such panel list within ten days of receipt of such list. After Company and Employee have each selected an arbitrator, the two arbitrators so selected shall select the third arbitrator from such list within the next ten days.

         (e)      Expenses
                  --------

         The costs and expenses of any mediator shall be borne by Company. The costs and expenses of any arbitration shall be borne by the losing party, unless the arbitrator allocates such costs and expenses in a different manner in the arbitration award.

13.      BENEFIT AND BINDING EFFECT
         --------------------------

         This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including but not limited to any corporation, person, or other entity which may acquire all or substantially all of the assets and business of Company or any corporation with or into which Company may be consolidated or merged, and Employee, her heirs, executors, administrators, and legal representatives, provided that the obligations of Employee may not be delegated.

14.      NON-DISPARAGEMENT
         -----------------

         Employee will not publicly disparage Company or its officers, directors, employees, or agents and will refrain from any action which would reasonably be expected to cause material adverse public relations or embarrassment to Company or to any of such persons. Similarly, Company (including its officers, directors, employees, and agents) will not disparage Employee and will refrain from any action which would reasonably be expected to result in embarrassment to Employee or to materially and adversely affect her opportunities for employment. The preceding two sentences shall not apply to statements or allegations made in any pleading filed in connection with any legal proceeding or to disclosures required by applicable law, regulation, or order of court or governmental agency.

15.      OTHER AGREEMENTS OF EMPLOYEE
         ----------------------------

         Employee   represents  that  the  execution  and  performance  of  this
Agreement will not result in a breach of any of the terms and conditions of any employment or other agreement between Employee and any third party.

16.      NOTICES
         -------

         All notices hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid:

         If to Company, to:            Del Webb Corporation
                                       6001 North 24th Street
                                       Phoenix, Arizona  85016
                                       Attention:  General Counsel

         If to Employee, to:           Anne L. Mariucci
                                       9042 N. 46th St.
                                       Phoenix, AZ  85028

Either party may change the address to which notices are to be sent to it by giving 10 days' written notice of such change of address to the other party in the manner above provided for giving notice. Notices will be considered delivered on personal delivery or on the date of deposit in the United States mail in the manner provided for giving notice by mail.

17.      ENTIRE AGREEMENT
         ----------------

         The entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between Employee and Company with respect to the relationship of Employee with Company.

18.      GOVERNING LAW
         -------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

19.      CAPTIONS
         --------

         The captions included herein are for convenience and shall not constitute a part of this Agreement.

20.      SEVERABILITY
         ------------

         If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law. Any such reformation shall be read as narrowly as possible to give the maximum effect to the mutual intentions of Employee and Company.

21.      MITIGATION
         ----------

         In the event that Employee's employment is terminated and payments become due to Employee pursuant to this Agreement, Employee shall have no duty to mitigate damages or to become re-employed by another employer.

22.      TERMINATION OF EMPLOYMENT
         -------------------------

         The termination of this Agreement by either party also shall result in the termination of Employee's employment relationship with Company in the absence of an express written agreement providing to the contrary. Neither party intends that any oral employment relationship continue after the termination of this Agreement.

23.      NO CONSTRUCTION AGAINST COMPANY
         -------------------------------

         This Agreement is the result of negotiation between Company and Employee and both have had the opportunity to have this Agreement reviewed by their legal counsel and other advisors.

Accordingly, this Agreement shall not be construed for or against Company or Employee, regardless of which party drafted the provision at issue.

                                      DEL WEBB CORPORATION


                                      By: /s/ Robertson C. Jones.
                                         ---------------------------------------

                                      Its:  V.P. & General Counsel
                                         ---------------------------------------

                                                                         COMPANY


                                            /s/ ANNE L. MARIUCCI
                                         ---------------------------------------
                                                ANNE L. MARIUCCI

                                                                        EMPLOYEE
                                     - 25 -